EXHIBIT 10.3

SETTLEMENT AGREEMENT AND GENERAL RELEASE

This Settlement Agreement and General Release (this “Agreement”), dated December __, 2010, is entered into by and between Arkados, Inc., a Delaware corporation (the “Company”), and ___________________ (“Employee”).

RECITALS

WHEREAS, Employee is owed certain amounts by the Company; and

WHEREAS, the Company desires to enter into an Asset Purchase Agreement (the “Asset Purchase Agreement”) and a License Agreement (the “License Agreement”) with STMicroelectronics Inc. (“ST”), and the execution and delivery of this Agreement is a condition precedent to such agreements; and

WHEREAS, the parties hereto and their counsel, after negotiations, have successfully conferred for the purpose of arriving at a mutually satisfactory resolution of all claims existing between them.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

SETTLEMENT TERMS AND CONDITIONS

1.  Settlement Amount; Payment.  Subject to the Company entering into the Asset Purchase Agreement with ST, the Company hereby agrees to pay, or direct the payment on its behalf, the amount set forth on the signature page hereto beneath Employee’s signature (the “Settlement Amount”), subject to any withholding, contemporaneously with the execution and delivery of and the payment of the license fee under the License Agreement.

2.  General Release.

(a) In consideration of and subject to receipt of the Settlement Amount, the receipt and sufficiency of which is acknowledged by Employee, Employee, for [himself/herself] and [his/her] heirs, executors, administrators, personal representatives, successors and assigns does hereby release, remise, acquit and forever discharge the Company and its parents, subsidiaries, affiliates, stockholders, and each of its and their predecessors and successors in interest, and the present and former directors, managers, officers, employees, representatives and agents of any of the foregoing, and the heirs, executors, administrators, successors and assigns thereof, in whatever capacity any of them may have acted (collectively, the “Released Parties”), of and from any and all claims, demands, obligations, judgments, actions, causes of action, debts, damages, losses, expenses, costs, attorneys’ fees and liabilities of any kind whatsoever, whether known or unknown, vested or contingent, in law, equity or otherwise, which Employee ever had or now has against the Released Parties, including, but not limited to, claims or rights relating to (i) Employee’s service to the Company as an employee, officer or director, (ii) for severance or vacation benefits, unpaid wages, salary or incentive payments, (iii) for breach of contract, wrongful discharge, impairment of economic opportunity, defamation, intentional infliction of emotional harm or other tort and (iv) claims or rights under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers’ Benefits Protection Act (ADEA), the Americans with Disabilities Act of 1990 (ADA), the New Jersey Law Against Discrimination (LAD), the Consolidated Omnibus Budget Reconciliation Act (COBRA), the Employee Retirement Income Security Act (ERISA), the Immigration Reform and Control Act (IRCA), the Fair Labor Standards Act (FLSA), the Conscientious Employee Protection Act (CEPA), the Family Medical Leave Act (FMLA), the New Jersey Family Leave Act (NJFLA), the New Jersey Wage and Hour Law, and any other federal, state, common or local laws relating to discrimination, employment, wages, hours, or any other terms and conditions of employment.

(b) Nothing in this Agreement (i) affects any indemnification rights of Employee for actions taken by him or her in his or her capacity as an officer, manager or director pursuant to statute or the Company’s certificate incorporation or bylaws, (ii) waives any rights pursuant to any grants of options or other incentives under the Company’s equity incentive plans or the documents relating thereto, (iii) prohibits Employee from filing a complaint with the United States Equal Employment Opportunity Commission, the National Labor Relations Board, or any similar state or local administrative agency; provided, however, that Employee hereby waives the right to any monetary relief by virtue of filing any such charge or complaint by or on behalf of Employee or (iv) waives any rights of Employee pursuant to that certain Creditors Rights Agreement of even date herewith pursuant to which the Company agrees to issue equity securities of the Company to Employee in accordance with the terms thereof; provided that Employee’s sole remedy with respect to such agreement shall be enforcement thereof and nothing in such agreement shall affect the releases of pre-existing claims hereunder.

3.  Unknown Claims.  Employee hereby expressly waives and relinquishes, with respect to all of the claims released hereunder, all rights and benefits under any statute or common law principle of any jurisdiction purporting to limit the effect of a general release to claims which a releasor does not know or suspect to exist in the releasor’s favor at the time of executing the release, which if known by the releasor would have materially affected the releasor’s settlement with the releasee.

4.  No Interest in Company Property.  Employee acknowledges and agrees that [he/she] has no ownership interest or other interest in any assets of the Company or its parents, subsidiaries or affiliates.

5.  Covenant Not to Sue.  Employee covenants not to sue or to institute or cause to be instituted any action in any federal, state, or local agency or court against the Released Parties, including, but not limited to, any of the claims released in paragraphs 2 or 3 of this Agreement.  Notwithstanding the foregoing, nothing herein shall prevent Employee, the Company or a Released Party from instituting any action required to enforce the terms of this Agreement, and in the event of a party’s breach of the terms of this Agreement, without prejudice to such other party’s other rights and remedies available at law or in equity, except as prohibited by law, such party shall be liable for all costs and expenses (including, without limitation, reasonable attorney’s fees and legal expenses, including such costs and expenses related to investigation) incurred by the other party as a result of such breach.

6.  Confidential Nature of Release.  Each party hereby acknowledges that the terms of this Agreement are confidential and agrees not to discuss, publicize or otherwise disclose the existence of, or any of the terms and conditions contained in, this Agreement without the express written consent of the other party; provided, however, that each party may disclose the terms and conditions of this Agreement: (a) as required by any court or other governmental body; (b) as required by applicable law or regulation; (c) in confidence, to legal counsel, accountants, banks, and potential financing sources and their respective advisors; (d) in connection with the enforcement of this Agreement; or (e) in confidence, in connection with an actual or proposed merger, acquisition, or similar transaction.

7.  No Reliance Upon Representations.  Employee represents and acknowledges that in executing this Agreement, [he/she] does not rely and has not relied upon any representation or statement made by the Company or by any of the Company’s past or present agents, representatives, employees or attorneys with regard to the subject matter, basis or effect of this Agreement, other than as set forth in this Agreement.

8.  Acknowledgement.  Employee acknowledges that (a) [he/she] has been given the opportunity to be represented by independent counsel in reviewing this Agreement, (b) [he/she] understands the provisions of this Agreement and knowingly and voluntarily agrees to be bound by them, (c) the consideration recited is all that Employee is to receive in connection with this Agreement, the License Agreement, Asset Purchase Agreement and the transactions contemplated thereby, (d) this Agreement shall not be subject to any claim of mistake of fact and (e) this Agreement expresses a full and complete settlement of any liability and is intended to be final and complete.

9.  Third-Party Beneficiary.  Employee acknowledges that the execution and delivery of this Agreement is a condition precedent to the Asset Purchase Agreement, and accordingly, in addition to the Released Parties, ST and its affiliates shall be third-party beneficiaries hereunder, including, but not limited to, the covenant not to sue contained in Section 5 of this Agreement, as if ST and its affiliates were Released Parties, without the need to join any Released Party to any action.

10.  Representations and Warranties. Each party to this Agreement represents and warrants as follows: (a) such party has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder or, if such party is an individual, such party has the legal capacity to execute and deliver this Agreement and to perform [his/her] obligations hereunder; (b) the execution and delivery of this Agreement by such party and the consummation of the transactions contemplated hereby do not require the consent of any person or entity that has not been obtained; (c) this Agreement is the valid and binding agreement of such party enforceable against such party in accordance with its terms, except to the extent that enforceability thereof may be limited by general equitable principles or the operation of bankruptcy, insolvency, reorganization, moratorium or similar laws; and (d) the execution and delivery of this Agreement by such party and the consummation of the transactions contemplated hereby do not contravene, conflict with, or result in a violation of any of the terms or requirements of, or give rise to any right to terminate or modify any contract to which the such party is a party or is bound.

11.  Further Assurances.  From time to time hereafter, each party shall, and shall cause [its/his/her] affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

12.  Voting Agreement.  Until the consummation or termination of the Asset Purchase Agreement, Employee agrees that [he/she] (a) will vote any shares of the Company’s common stock or other voting security owned by [him/her] in favor of the Asset Purchase Agreement, the License Agreement and the transactions contemplated thereby, in the event a stockholder vote is required in connection therewith, and (b) will not exercise any options or warrants for common stock or other voting security of the Company unless simultaneously with such conversion or exercise [it/he/she] agrees to vote any shares issued in connection therewith in favor of the Asset Purchase Agreement, the License Agreement and the transactions contemplated thereby, in the event a stockholder vote is required in connection therewith.

13.  Specific Performance.  The parties agree that the rights and remedies for noncompliance with this Agreement shall include having the provisions hereof specifically enforced by any Released Party in any court having jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the other party and that money damages would not provide an adequate remedy to the other party.

14.  Miscellaneous.  This Agreement (a) shall be governed by, and construed in accordance with, the laws of the State of New Jersey applicable to contracts entered into and to be performed wholly within said State, (b) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, superseding all prior agreements, written or oral, other than, for avoidance of doubt, any confidentiality, intellectual property assignment, non-compete, non-solicitation or similar agreement, (c) may not be amended, except in writing, (d) may be executed in counterparts, (e) shall be enforceable, notwithstanding the unenforceability of any particular provision hereof, with respect to all other provisions hereof, (f) may not be assigned by Employee, except with the prior written consent of the Company, and (g) is binding upon and shall inure to the benefit of anyone who succeeds to the rights, interests or responsibilities of the parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year above written.

ARKADOS, INC.

By: _________________________
Name:
Title:

________________________________
[Employee]

Settlement Amount:  $_________
The components of which are as follows:
$_________ for ________
$_________ for ________
$_________ for ________
$_________ for ________